EXHIBIT 99

February 4, 2025

Cummins Reports Strong Fourth Quarter and Full Year 2024 Results, Incurs Charges Associated with Reorganization of Accelera

•Fourth quarter revenues of $8.4 billion; GAAP1 Net Income of $418 million, or 4.9% of sales
•EBITDA in the fourth quarter was 12.1% of sales; Diluted EPS of $3.02
•Fourth quarter results include $312 million, or $2.14 per diluted share, of Accelera strategic reorganization actions, of which $305 million were non-cash charges
•Full year 2024 revenues of $34.1 billion; GAAP1 Net Income of $3.9 billion, or 11.6% of sales
•EBITDA for full year 2024 was 18.6% of sales; Diluted EPS of $28.37
•Full year 2025 revenues expected to range from down 2% to up 3%; EBITDA expected to range between 16.2% and 17.2% of sales

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported fourth quarter and full year 2024 results.

“Cummins delivered strong operational results in the fourth quarter and achieved record full year revenues, net income, EBITDA and EPS, despite a decline in heavy duty truck demand in North America,” said Jennifer Rumsey, Chair and CEO of Cummins. “In the fourth quarter, we recorded charges related to the reorganization of our Accelera by Cummins segment. The charges were the result of a strategic review to streamline operations and focus investments, as the adoption of certain zero-emissions solutions has slowed in some regions around the world.”

“2024 marked a transformative year for Cummins as we made significant progress in advancing our Destination Zero strategy and delivered record results. I am tremendously proud of our employees for delivering innovative technologies for our customers, strengthening our position in key markets and achieving our financial performance targets,” concluded Rumsey.

Fourth quarter 2024 revenues of $8.4 billion decreased 1% from the same quarter in 2023. Sales in North America were flat while international revenues decreased 3%.

Net income attributable to Cummins in the fourth quarter was $418 million, or $3.02 per diluted share, compared to a net loss of $1.4 billion, or $(10.01) per diluted share, in 2023. The current quarter results include Accelera reorganization actions of $312 million, or $2.14 per diluted share, which were primarily non-cash charges. The fourth quarter of 2023 included the recording of a charge related to the Settlement Agreements of $2.0 billion, or $13.76 per diluted share; costs related to the voluntary retirement and separation programs of $42 million, or $0.22 per diluted share; and costs related to the separation of Atmus of $33 million, or $0.17 per diluted share. The tax rate in the fourth quarter was

32.8% due primarily to non-deductible costs related to the Accelera reorganization actions.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the fourth quarter were $1.0 billion, or 12.1% of sales, compared to a loss of $878 million, or negative 10.3% of sales, a year ago. EBITDA for the fourth quarter of 2024 and the fourth quarter of 2023 included the costs noted above.

Full year 2024 revenues of $34.1 billion were flat to 2023. Sales in North America increased 1% and international revenues decreased 1% compared to 2023. 2023 included a full year of Atmus Filtration Technologies revenues, whereas 2024 included Atmus until final separation on March 18.

Net income for the full year 2024 was $3.9 billion, or $28.37 per diluted share, compared to $735 million, or $5.15 per diluted share, in 2023. 2024 results included the gain related to the separation of Atmus, net of transaction costs and other expenses, of $1.3 billion, or $9.28 per diluted share; charges related to Accelera reorganization actions of $312 million, or $2.12 per diluted share; and first quarter restructuring expenses of $29 million, or $0.16 per diluted share. Full year 2023 results included costs related to the Settlement Agreements of $2.0 billion, or $13.78 per diluted share; costs related to the separation of Atmus of $100 million, or $0.54 per diluted share; and costs related to the voluntary retirement and separation programs of $42 million, or $0.22 per diluted share. The tax rate in 2024 was 17.0%, primarily due to the non-taxable gain on the separation of Atmus partially offset by non-deductible costs related to the Accelera reorganization actions.

EBITDA in 2024 was $6.3 billion, or 18.6% of sales, compared to $3.0 billion, or 8.9% of sales, a year ago. EBITDA for 2024 and 2023 included the gains and costs noted above.

2025 Outlook:

Based on its current forecast, Cummins projects full year 2025 revenue to be in the range of down 2% to up 3%, and EBITDA to be in the range of 16.2% and 17.2% of sales.

Cummins plans to continue generating strong operating cash flow and returns for shareholders and is committed to our long-term strategic goal of returning 50% of operating cash flow back to shareholders.

“In 2025, we anticipate that demand will be slightly weaker in the North America on-highway truck markets, particularly in the first half of the year, but offset by strength in other key markets. Despite a relatively flat revenue forecast and relative weakness in the key North America truck markets, we expect to improve profitability and cash flow. Cummins remains well-positioned to deliver strong financial performance, invest in future growth and return cash to shareholders,” said Rumsey.

2024 Highlights:

•Cummins increased its common stock cash dividend for the 15th straight year and returned a total of $969 million to shareholders through dividends.

•Cummins finalized the complete separation of Atmus Filtration Technologies Inc. through a share exchange offer which reduced Cummins’ shares outstanding by approximately 5.6 million shares.

•Cummins introduced the Cummins HELM™ engine platforms. Applied across Cummins’ legendary B, X10 and X15-series engine portfolios, the HELM platforms provide customers with the option to choose the fuel type – either advanced diesel or alternate fuels like natural gas and hydrogen – that best suits their business needs and offers the power customers expect – while also reducing emissions. In September, Cummins began full production of the X15N™ natural gas engine at the Jamestown Engine Plant in New York, which celebrated its 50th anniversary in 2024.

•Cummins and Isuzu announced the launch of a new 6.7-liter engine designed for use in Isuzu’s new medium-duty truck lineup available in Japan and other global markets. Cummins also announced plans to launch a battery electric powertrain for Isuzu’s F-series in North America. Availability of the medium-duty truck is expected in 2026 and will include Accelera’s next generation lithium iron phosphate (LFP) battery technology.

•Accelera™ by Cummins, Daimler Trucks & Buses, PACCAR and EVE Energy completed the formation of their joint venture, Amplify Cell Technologies, to localize battery cell production and the battery supply chain in the United States. This strategic collaboration will advance zero-emissions technology for electric commercial vehicles and industrial applications. Amplify began construction of a 21-gigawatt hour (GWh) factory in Marshall County, Miss., with potential for further expansion as demand grows. The factory is expected to create more than 2,000 U.S. manufacturing jobs and is targeting the start of production in 2027.

•Cummins Power Generation introduced four new generator sets to the award-winning Centum™ Series, two each powered by Cummins’ QSK50 and QSK78 engines. In response to high market demand, these new models have been engineered specifically for the most critical applications such as data centers, healthcare facilities and wastewater treatment plants. These products build on decades of experience meeting our customers' needs and deliver a step-change improvement in power density, assured reliability, sustainability and low emissions.

•Cummins received several prestigious honors recognizing our focus on our people and our communities. Of note, we were named industry leader in the Commercial Vehicle and Machinery category for America’s Most JUST Companies list and a 2024 Handshake Early Talent Award winner for our role in shaping the workforce of the future. For the third consecutive year, Morgan Stanley Capital International (MSCI) awarded Cummins a rating of AAA – the highest sustainability rating in the industry. Additionally, we were named a Veteran Friendly Employer by U.S. Veterans Magazine, a Top Company for Women to Work in Transportation, and ranked in the top 100 on Glassdoor’s Best Places to work in 2024.

Fourth quarter 2024 detail (all comparisons to same period in 2023):

Engine Segment

•Sales - $2.7 billion, down 2%
•Segment EBITDA - $367 million, or 13.5% of sales, compared to $353 million, or 12.7% of sales, which included $12 million of costs related to the 2023 voluntary retirement and separation programs.
•Revenues decreased 2% in North America and 3% in international markets due to softened demand in global heavy-duty truck markets and lower North America pickup units.

Components Segment

•Sales - $2.6 billion, down 17%
•Segment EBITDA - $361 million, or 13.7% of sales compared to $406 million, or 12.7% of sales, which included $28 million of costs related to the separation of Atmus and $9 million of costs related to the 2023 voluntary retirement and separation programs.
•Revenues in North America decreased by 12% and international sales decreased by 24% primarily due to the separation of Atmus and lower demand in heavy-duty truck markets.

Distribution Segment

•Sales - $3.1 billion, up 13%
•Segment EBITDA - $400 million, or 13.0% of sales, compared to $269 million, or 9.9% of sales
•Revenues in North America increased 10% and international sales increased by 19% driven by increased demand for power generation products, particularly for data center applications, and pricing actions.

Power Systems Segment

•Sales - $1.7 billion, up 22%
•Segment EBITDA - $314 million, or 18.0% of sales, compared to $182 million, or 12.7% of sales
•Revenues in North America increased 42% and international sales increased by 12% driven primarily by increased power generation demand, particularly for the data center market.

Accelera Segment

•Sales - $100 million, up 23%
•Segment EBITDA loss - $431 million, which includes $312 million of costs related to strategic reorganization actions.
•Revenues increased due to higher eMobility demand. Beyond the expenses associated with the strategic reorganization actions, costs associated with the development of electric powertrains, fuel cells and electrolyzers, as well as products to support battery electric vehicles, are contributing to EBITDA losses.
1 Generally Accepted Accounting Principles
About Cummins Inc.
Cummins Inc., a global power solutions leader, is comprised of five business segments – Engine, Components, Distribution, Power Systems and Accelera by Cummins – supported by our global manufacturing and extensive service and support network, skilled workforce and vast technological expertise. Cummins is committed to its Destination Zero strategy, which is grounded in the company’s commitment to sustainability and helping its customers successfully navigate the energy transition with its broad portfolio of products. The products range from advanced diesel, natural gas, electric and hybrid powertrains and powertrain-related components including, aftertreatment, turbochargers, fuel systems, valvetrain technologies, controls systems, air handling systems, automated transmissions, axles, drivelines, brakes, suspension systems, electric power generation systems, batteries, electrified power systems, hydrogen production technologies and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 75,500 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment, and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $735 million on sales of $34.1 billion in 2023. See how Cummins is powering a world that's always on by accessing news releases and more information at https://www.cummins.com/.
Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues, EBITDA and the Settlement Agreements to resolve regulatory proceedings regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications in the U.S. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse consequences resulting from entering into the Settlement Agreements, including required additional mitigation projects, adverse reputational impacts and potential resulting legal actions; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; evolving environmental and climate change legislation and regulatory initiatives; changes in international, national and regional trade laws, regulations and policies; changes in taxation; global legal and ethical compliance costs and risks; future bans or limitations on the use of diesel-powered products; failure to successfully integrate and / or failure to fully realize all of the anticipated benefits of the acquisition of Meritor, Inc.; raw material, transportation and labor price fluctuations and supply shortages; aligning our capacity and production with our demand; the actions of, and income from, joint ventures and other investees that we do not directly control; large truck manufacturers' and original equipment manufacturers' customers discontinuing outsourcing their engine supply needs or experiencing financial distress, or change in control; product recalls; variability in material and commodity costs; the development of new technologies that reduce demand for our current products and services; lower than expected acceptance of new or existing products or services; product liability claims; our sales mix of products; climate change, global warming, more stringent climate change regulations, accords, mitigation efforts, greenhouse gas regulations or other legislation designed to address climate change; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; increasing interest rates; challenging markets for talent and ability to attract, develop and retain key personnel; exposure to potential security breaches or other disruptions to our information technology environment and data security; political, economic and other risks from operations in numerous countries including political, economic and social uncertainty and the evolving globalization of our business; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; failure to meet environmental, social and governance (ESG) expectations or standards, or achieve our ESG goals; labor relations or work stoppages; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates; the price and availability of energy; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2023 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at https://www.sec.gov or at https://www.cummins.com in the Investor Relations section of our website.
Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release, except for forward-looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash items that are excluded from the non-GAAP outlook measure. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.
Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EDT. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at https://www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
	December 31,
In millions, except per share amounts	2024	2023
NET SALES	$8,447	$8,543
Cost of sales	6,413	6,542
GROSS MARGIN	2,034	2,001
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	801	876
Research, development and engineering expenses	356	390
Equity, royalty and interest income from investees	70	113
Other operating expense, net	215	2,060
OPERATING INCOME (LOSS)	732	(1,212)
Interest expense	89	92
Other income, net	19	74
INCOME (LOSS) BEFORE INCOME TAXES	662	(1,230)
Income tax expense	217	163
CONSOLIDATED NET INCOME (LOSS)	445	(1,393)
Less: Net income attributable to noncontrolling interests	27	38
NET INCOME (LOSS) ATTRIBUTABLE TO CUMMINS INC.	$418	$(1,431)

EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$3.04	$(10.08)
Diluted	$3.02	$(10.01)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	137.4	141.9
Diluted	138.4	142.9

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Years ended December 31,
In millions, except per share amounts	2024	2023
NET SALES	$34,102	$34,065
Cost of sales	25,663	25,816
GROSS MARGIN	8,439	8,249
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	3,275	3,333
Research, development and engineering expenses	1,463	1,500
Equity, royalty and interest income from investees	395	483
Other operating expense, net	346	2,138
OPERATING INCOME	3,750	1,761
Interest expense	370	375
Other income, net	1,523	240
INCOME BEFORE INCOME TAXES	4,903	1,626
Income tax expense	835	786
CONSOLIDATED NET INCOME	4,068	840
Less: Net income attributable to noncontrolling interests	122	105
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$3,946	$735

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$28.55	$5.19
Diluted	$28.37	$5.15

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	138.2	141.7
Diluted	139.1	142.7

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

	December 31,
In millions, except par value	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$1,671	$2,179
Marketable securities	593	562
Total cash, cash equivalents and marketable securities	2,264	2,741
Accounts and notes receivable, net	5,181	5,583
Inventories	5,742	5,677
Prepaid expenses and other current assets	1,565	1,197
Total current assets	14,752	15,198
Long-term assets
Property, plant and equipment, net	6,356	6,249
Investments and advances related to equity method investees	1,889	1,800
Goodwill	2,370	2,499
Other intangible assets, net	2,351	2,519
Pension assets	1,189	1,197
Other assets	2,633	2,543
Total assets	$31,540	$32,005

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$3,951	$4,260
Loans payable	356	280
Commercial paper	1,259	1,496
Current maturities of long-term debt	660	118
Accrued compensation, benefits and retirement costs	1,084	1,108
Current portion of accrued product warranty	679	667
Current portion of deferred revenue	1,347	1,220
Other accrued expenses	1,898	3,754
Total current liabilities	11,234	12,903
Long-term liabilities
Long-term debt	4,784	4,802
Deferred revenue	1,065	966
Other liabilities	3,149	3,430
Total liabilities	$20,232	$22,101

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.5 and 222.5 shares issued	$2,636	$2,564
Retained earnings	20,828	17,851
Treasury stock, at cost, 85.1 and 80.7 shares	(10,748)	(9,359)
Accumulated other comprehensive loss	(2,445)	(2,206)
Total Cummins Inc. shareholders’ equity	10,271	8,850
Noncontrolling interests	1,037	1,054
Total equity	$11,308	$9,904
Total liabilities and equity	$31,540	$32,005

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
	December 31,
In millions	2024	2023
NET CASH PROVIDED BY OPERATING ACTIVITIES	$1,422	$1,459

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(540)	(519)
Investments in and net advances to equity investees	(81)	(10)
Acquisition of businesses, net of cash acquired	—	(165)
Investments in marketable securities—acquisitions	(438)	(433)
Investments in marketable securities—liquidations	347	332
Other, net	(1)	12
Net cash used in investing activities	(713)	(783)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	97	82
Net payments of commercial paper	(377)	(213)
Payments on borrowings and finance lease obligations	(182)	(745)
Dividend payments on common stock	(250)	(238)
Payments for purchase of redeemable noncontrolling interests	(50)	—
Other, net	25	6
Net cash used in financing activities	(737)	(1,108)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(34)	(1)
Net decrease in cash and cash equivalents	(62)	(433)
Cash and cash equivalents at beginning of period	1,733	2,612
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,671	$2,179

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

	Years ended December 31,
In millions	2024	2023
NET CASH PROVIDED BY OPERATING ACTIVITIES	$1,487	$3,966

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(1,208)	(1,213)
Investments in and net advances (to) from equity investees	(214)	14
Acquisition of businesses, net of cash acquired	(58)	(292)
Investments in marketable securities—acquisitions	(1,500)	(1,409)
Investments in marketable securities—liquidations	1,460	1,334
Cash associated with Atmus divestiture	(174)	—
Other, net	(88)	(77)
Net cash used in investing activities	(1,782)	(1,643)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	2,720	861
Net payments of commercial paper	(237)	(779)
Payments on borrowings and finance lease obligations	(1,568)	(1,136)
Dividend payments on common stock	(969)	(921)
Payments for purchase of redeemable noncontrolling interests	(50)	(175)
Other, net	(69)	(27)
Net cash used in financing activities	(173)	(2,177)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(40)	(68)
Net (decrease) increase in cash and cash equivalents	(508)	78
Cash and cash equivalents at beginning of year	2,179	2,101
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,671	$2,179

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Components		Distribution	Power Systems	Accelera		Total Segments	Intersegment Eliminations (1)	Total
Three months ended December 31, 2024
External sales	$2,064	$2,247		$3,060	$992	$84		$8,447	$—	$8,447
Intersegment sales	656	394		8	751	16		1,825	(1,825)	—
Total sales	2,720	2,641		3,068	1,743	100		10,272	(1,825)	8,447
Research, development and engineering expenses	148	78		14	56	60	(2)	356	—	356
Equity, royalty and interest income (loss) from investees	54	13		17	14	(28)	(2)	70	—	70
Interest income	1	4		8	—	1		14	—	14
EBITDA (3)	367	361		400	314	(431)	(2)	1,011	9	1,020
Depreciation and amortization (4)	64	126		31	32	16		269	—	269

EBITDA as a percentage of segment sales	13.5%	13.7%		13.0%	18.0%	NM		9.8%		12.1%

Three months ended December 31, 2023
External sales	$2,123	$2,784		$2,705	$854	$77		$8,543	$—	$8,543
Intersegment sales	656	407		8	575	4		1,650	(1,650)	—
Total sales	2,779	3,191		2,713	1,429	81		10,193	(1,650)	8,543
Research, development and engineering expenses	173	100		14	48	53		388	2	390
Equity, royalty and interest income (loss) from investees	53	26		27	11	(4)		113	—	113
Interest income	5	10		10	2	1		28	—	28
EBITDA (3)	353	406	(5)	269	182	(121)		1,089	(1,967)	(878)
Depreciation and amortization (4)	59	123		31	31	16		260	—	260

EBITDA as a percentage of segment sales	12.7%	12.7%		9.9%	12.7%	NM		10.7%		(10.3)%

"NM" - not meaningful information
(1) Included intersegment sales, intersegment profit in inventory and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended December 31, 2024. The three months ended December 31, 2023, included $2.0 billion related to the Settlement Agreements, $21 million of voluntary separation and retirement program charges related to corporate functions and $5 million of costs associated with divestiture of Atmus Filtration Technologies (Atmus).

(2) Included $2 million of charges in research and development expenses, $17 million of charges in equity, royalty and interest income (loss) from investees and $312 million of charges in EBITDA, all related to Accelera strategic reorganization actions in the fourth quarter of 2024. See footnote below for additional information.

(3) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests. We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.

(4) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in our Condensed Consolidated Statements of Net Income as interest expense. A portion of depreciation expense is included in research, development and engineering expenses.

(5) Included $28 million of costs associated with the divestiture of Atmus for the three months ended December 31, 2023.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Components		Distribution	Power Systems	Accelera		Total Segments	Intersegment Eliminations (1)	Total
Year ended December 31, 2024
External sales	$8,987	$9,894		$11,352	$3,500	$369		$34,102	$—	$34,102
Intersegment sales	2,725	1,785		32	2,908	45		7,495	(7,495)	—
Total sales	11,712	11,679		11,384	6,408	414		41,597	(7,495)	34,102
Research, development and engineering expenses	616	328		55	236	226	(2)	1,461	2	1,463
Equity, royalty and interest income (loss) from investees	212	64		90	79	(50)	(2)	395	—	395
Interest income	17	25		37	7	1		87	—	87
EBITDA (3)	1,653	1,591	(4)	1,378	1,180	(764)	(2)	5,038	1,288	6,326
Depreciation and amortization (5)	245	493		123	131	61		1,053	—	1,053

EBITDA as a percentage of total sales	14.1%	13.6%		12.1%	18.4%	NM		12.1%		18.6%

Year ended December 31, 2023
External sales	$8,874	$11,531		$10,199	$3,125	$336		$34,065	$—	$34,065
Intersegment sales	2,810	1,878		50	2,548	18		7,304	(7,304)	—
Total sales	11,684	13,409		10,249	5,673	354		41,369	(7,304)	34,065
Research, development and engineering expenses	614	387		57	237	203		1,498	2	1,500
Equity, royalty and interest income (loss) from investees	251	97		97	53	(15)		483	—	483
Interest income	19	31		34	9	2		95	—	95
EBITDA (3)	1,630	1,840	(4)	1,209	836	(443)		5,072	(2,055)	3,017
Depreciation and amortization (5)	225	491		115	122	63		1,016	—	1,016

EBITDA as a percentage of total sales	14.0%	13.7%		11.8%	14.7%	NM		12.3%		8.9%

"NM" - not meaningful information
(1) Included intersegment sales, intersegment profit in inventory and unallocated corporate expenses. The year ended December 31, 2024, included a $1.3 billion gain related to the divestiture of Atmus and $14 million of costs associated with the divestiture of Atmus. The year ended December 31, 2023, included $2.0 billion related to the Settlement Agreements, $22 million of costs associated with divestiture of Atmus and $21 million of voluntary separation and retirement program charges related to corporate functions.

(2) Included $2 million of charges in research and development expenses, $17 million of charges in equity, royalty and interest income (loss) from investees and $312 million of charges in EBITDA, all related to Accelera strategic reorganization actions in the fourth quarter of 2024. See footnote below for additional information.

(3) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests. We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.

(4) Included $21 million and $78 million of costs associated with the divestiture of Atmus for the year ended December 31, 2024 and 2023, respectively.
(5) Depreciation and amortization, as shown on a segment basis, excluded the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as interest expense. The amortization of debt discount and deferred costs was $12 million and $8 million for the year ended December 31, 2024 and 2023, respectively. A portion of depreciation expense is included in research, development and engineering expenses.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES
Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended			Years ended December 31,
In millions	2024		2023	2024		2023
Manufacturing entities
Dongfeng Cummins Engine Company, Ltd.	$15		$13	$66		$65
Beijing Foton Cummins Engine Co., Ltd.	13		14	42		47
Chongqing Cummins Engine Company, Ltd.	9		7	60		36
Tata Cummins, Ltd.	9		8	31		29
All other manufacturers	(16)	(1)	22	25	(1)	91
Distribution entities
Komatsu Cummins Chile, Ltda.	13		15	55		55
All other distributors	7		6	17		16
Cummins share of net income	50		85	296		339
Royalty and interest income	20		28	99		144
Equity, royalty and interest income from investees	$70		$113	$395		$483

(1) Included $17 million of charges in equity, royalty and interest income (loss) from investees related to the Accelera strategic reorganization actions in the fourth quarter of 2024. See footnote below for additional information.

ACCELERA STRATEGIC REORGANIZATION ACTIONS

In the fourth quarter of 2024, our Accelera segment underwent a strategic review to better streamline operations as well as pace and re-focus investments on the most promising paths as the adoption of certain zero emission solutions slows. This review resulted in decisions to consolidate certain manufacturing efforts, focus internal development efforts towards areas of differentiation while continuing to leverage partners and reduce our investments in certain technologies, joint ventures and markets. In addition, declining customer demand in certain key product lines caused us to re-evaluate the recoverability of certain inventory items. As a result of these actions, we recorded several non-cash charges in the fourth quarter related to inventory write-downs, intangible and fixed asset impairments and joint venture impairments. We also recorded severance of approximately $7 million. The following table presents the impact of asset write-downs and impairments on our Condensed Consolidated Statements of Net Income:

	Year ended
In millions	December 31, 2024	Statement of Net Income Location
Inventory write-downs	$107	Cost of sales
Impairment of other intangible assets	84	Other operating expense, net
Impairment of property, plant and equipment	61	Other operating expense, net
Impairment of investments in equity method investees	17	Equity, royalty and interest income from investees
Severance	7	Cost of sales and research, development and engineering expenses
Other	36	Other operating expense, net and selling, general and administrative expenses
Total	$312

The majority of the $305 million non-cash charge is reflected in net cash provided by operating activities, as a change in inventory of $107 million and other, net of $171 million. Of the total charges, approximately $243 million occurred in jurisdictions where we receive no tax benefits because of valuation allowances, resulting in a $50 million unfavorable discrete tax item. In addition, these actions were considered a triggering event under GAAP which required us to perform an interim impairment test of our fuel cell and electrolyzer reporting unit. The results of this testing indicated that goodwill of this reporting unit was not impaired.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

INCOME TAXES
Our effective tax rate for 2025, excluding discrete items, is expected to approximate 24.5 percent.
Our effective tax rates for the three and twelve months ended December 31, 2024, were 32.8 percent and 17.0 percent, respectively. Our effective tax rates for the three and twelve months ended December 31, 2023, were negative 13.3 percent and 48.3 percent, respectively.
The three months ended December 31, 2024, contained net unfavorable discrete tax items of $7 million, or $0.05 per diluted share, primarily due to $50 million of unfavorable adjustments related to Accelera strategic reorganization actions, partially offset by $34 million of favorable return to provision adjustments and net $9 million of other favorable adjustments.
The year ended December 31, 2024, contained net favorable discrete tax items primarily due to the $1.3 billion non-taxable gain on the Atmus split-off. Other discrete tax items were net favorable by $59 million, or $0.42 per diluted share, primarily due to $52 million of favorable return to provision adjustments, $22 million of favorable share-based compensation tax benefits, $21 million of favorable adjustments related to audit settlements and $20 million of favorable adjustments from tax return amendments, partially offset by $50 million of unfavorable adjustments related to Accelera strategic reorganization actions and a net $6 million of other unfavorable adjustments.
The three months ended December 31, 2023, contained net unfavorable discrete tax items of $402 million, primarily due to $398 million related to the $2.0 billion charge from the Settlement Agreements and $4 million of net unfavorable other discrete items.
The year ended December 31, 2023, contained unfavorable net discrete items of $397 million, primarily due to $398 million in the fourth quarter related to the $2.0 billion charge from the Settlement Agreements, $22 million of unfavorable adjustments for uncertain tax positions and $3 million of net unfavorable other discrete tax items, partially offset by $21 million of favorable return to provision adjustments and $5 million of favorable share-based compensation tax benefits.

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, depreciation and amortization and noncontrolling interests (EBITDA)
We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. We believe EBITDA excluding special items is a useful measure of our operating performance without regard to the impact of the gain recognized and the related costs for the divestiture of Atmus, costs associated with the Accelera strategic reorganization actions, the Settlement Agreements, voluntary retirement and voluntary separation programs and restructuring actions. This statement excludes forward looking measures of EBITDA where a reconciliation to the corresponding accounting principles generally accepted in the United States (GAAP) measures is not available due to the variability, complexity and limited visibility of non-cash items that are excluded from the non-GAAP outlook measure.
EBITDA is not in accordance with, or an alternative for, GAAP and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Below is a reconciliation of net income attributable to Cummins Inc. to EBITDA for each of the applicable periods:

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

	Three months ended December 31,		Years ended December 31,
In millions	2024	2023	2024	2023
Net income (loss) attributable to Cummins Inc.	$418	$(1,431)	$3,946	$735

Net income (loss) attributable to Cummins Inc., as a percentage of net sales	4.9%	(16.8)%	11.6%	2.2%

Add:
Net income attributable to noncontrolling interests	27	38	122	105
Consolidated net income (loss)	445	(1,393)	4,068	840

Add:
Interest expense	89	92	370	375
Income tax expense	217	163	835	786
Depreciation and amortization	269	260	1,053	1,016
EBITDA	$1,020	$(878)	$6,326	$3,017

EBITDA, as a percentage of net sales	12.1%	(10.3)%	18.6%	8.9%

Less:
Gain related to the divestiture of Atmus	—	—	1,333	—
Add:
Accelera strategic reorganization actions	312	—	312	—
Settlement Agreements	—	2,036	—	2,036
Voluntary retirement and voluntary separation programs	—	42	—	42
Atmus divestiture costs	—	33	35	100
Restructuring actions	—	—	29	—
EBITDA, excluding the impact of the gain recognized and the related costs for the divestiture of Atmus, costs associated with the Accelera strategic reorganization actions, the Settlement Agreements, voluntary retirement and voluntary separation programs and restructuring actions	$1,332	$1,233	$5,369	$5,195

EBITDA, excluding the impact of the gain recognized and the related costs for the divestiture of Atmus, costs associated with the Accelera strategic reorganization actions, the Settlement Agreements, voluntary retirement and voluntary separation programs and restructuring actions, as a percentage of net sales	15.8%	14.4%	15.7%	15.3%

CUMMINS INC. AND SUBSIDIARIES
SEGMENT SALES DATA
(Unaudited)
Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2024
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$1,059	$1,184	$1,021	$980	$4,244
Medium-duty truck and bus	995	1,074	1,073	1,024	4,166
Light-duty automotive	438	461	395	301	1,595
Off-highway	436	432	424	415	1,707
Total sales	$2,928	$3,151	$2,913	$2,720	$11,712

2023
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$1,114	$1,117	$1,116	$1,052	$4,399
Medium-duty truck and bus	903	942	931	894	3,670
Light-duty automotive	439	445	455	423	1,762
Off-highway	530	484	429	410	1,853
Total sales	$2,986	$2,988	$2,931	$2,779	$11,684
Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2024
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	33,600	37,500	32,400	29,400	132,900
Medium-duty	75,800	79,600	79,200	75,700	310,300
Light-duty	54,800	57,200	41,400	36,000	189,400
Total units	164,200	174,300	153,000	141,100	632,600

2023
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	34,700	36,400	36,300	34,500	141,900
Medium-duty	78,900	76,000	71,300	67,900	294,100
Light-duty	55,000	53,600	53,300	49,600	211,500
Total units	168,600	166,000	160,900	152,000	647,500

Components Segment Sales by Business
Sales for our Components segment by business were as follows:

2024
In millions	Q1	Q2	Q3	Q4	YTD
Drivetrain and braking systems	$1,232	$1,256	$1,131	$1,114	$4,733
Emission solutions	971	941	864	825	3,601
Components and software	611	623	581	589	2,404
Atmus (1)	353	—	—	—	353
Automated transmissions	165	162	148	113	588
Total sales	$3,332	$2,982	$2,724	$2,641	$11,679

(1) Included sales through the March 18, 2024, divestiture.

2023
In millions	Q1	Q2	Q3	Q4	YTD
Drivetrain and braking systems	$1,272	$1,249	$1,177	$1,124	$4,822
Emission solutions	1,056	964	893	922	3,835
Components and software	633	616	583	577	2,409
Atmus	417	417	396	399	1,629
Automated transmissions	179	179	187	169	714
Total sales	$3,557	$3,425	$3,236	$3,191	$13,409
Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2024
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$1,001	$990	$1,004	$985	$3,980
Power generation	707	954	1,091	1,220	3,972
Engines	421	437	402	419	1,679
Service	406	448	455	444	1,753
Total sales	$2,535	$2,829	$2,952	$3,068	$11,384

2023
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$1,057	$1,019	$995	$1,000	$4,071
Power generation	492	614	606	797	2,509
Engines	456	531	511	499	1,997
Service	401	431	423	417	1,672
Total sales	$2,406	$2,595	$2,535	$2,713	$10,249

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2024
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$853	$987	$1,055	$1,090	$3,985
Industrial	420	478	508	526	1,932
Generator technologies	116	124	124	127	491
Total sales	$1,389	$1,589	$1,687	$1,743	$6,408

2023
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$770	$854	$850	$866	$3,340
Industrial	455	468	475	456	1,854
Generator technologies	118	135	119	107	479
Total sales	$1,343	$1,457	$1,444	$1,429	$5,673
High-horsepower unit shipments by engine classification were as follows:

2024
Units	Q1	Q2	Q3	Q4	YTD
Power generation	3,000	3,700	2,900	3,200	12,800
Industrial	1,300	1,500	1,700	1,700	6,200
Total units	4,300	5,200	4,600	4,900	19,000

2023
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,900	3,300	2,800	3,300	12,300
Industrial	1,500	1,600	1,800	1,800	6,700
Total units	4,400	4,900	4,600	5,100	19,000